Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-171547) of Colt Defense LLC of our report dated October 22, 2009, except for Note 3 as to which the date is March 18, 2011, with respect to the consolidated statements of operations, changes in deficit and cash flows of Colt Defense LLC and Subsidiaries for the year ended December 31, 2008.
We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
/s/ UHY LLP
Houston, Texas
April 5, 2011